EXHIBIT 4.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SCHICK TECHNOLOGIES, INC.

The undersigned, Zvi N. Raskin, hereby certifies that:

     1.   He is Secretary of the corporation mentioned herein.

     2. Such corporation is a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended (the "Law").

     3. The name of such corporation is Schick Technologies, Inc.

     4. The date on which the original certificate of incorporation of such corporation was filed with the Secretary of State of the State of Delaware is April 25, 1997.

     5. This Amended and Restated Certificate of Incorporation (i) amends the certificate of incorporation of such corporation so as, among other things, to clarify provisions regarding the authorized number of directors of such corporation, the proportion of directors and stockholders required to approve certain matters, the authorized capital stock of such corporation, the right of stockholders to act by consent in writing, limitations on persons entitled to call special meetings of stockholders and limitations on amendment of such certificate of incorporation and the by-laws of such corporation, and (ii) integrates into one instrument all of the provisions of such certificate of incorporation, as so amended, which are effective and operative.

     6. This Amended and Restated Certificate of Incorporation was duly adopted, effective on May 9, 1997, in accordance with Sections 241 and 245 of the Law and the applicable provisions of such certificate of incorporation. The corporation has not received any payment for any of its stock.

     7. The provisions of such certificate of incorporation, as so amended and restated, are as follows:

FIRST: NAME

     The  name  of  this   corporation   is  Schick   Technologies,   Inc.  (the
"Corporation").

SECOND: ADDRESS

     The address, including street number, street, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: PURPOSE

     The nature of the businesses to be conducted and the purposes to be promoted by the Corporation is engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "Law").

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FOURTH: POWERS

     In order to conduct its businesses and promote and accomplish its purposes, the Corporation shall have and may exercise all of the powers conferred by the Law upon corporations formed thereunder.

FIFTH: PERPETUAL EXISTENCE

     The Corporation shall have perpetual existence.

SIXTH: CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty-seven million five hundred thousand (27,500,000), of which twenty-five million (25,000,000) shall be common stock, par value $.01 per share (the "Common Stock"), and two million five hundred thousand (2,500,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock").

     Shares of Preferred Stock may be issued in one or more series. The number of shares included in any series of Preferred Stock and the full or limited voting rights, if any, the cumulative or non-cumulative dividend rights, if any, the conversion, redemption or sinking fund rights, if any and the priorities, preferences and relative, participating, optional and other special rights, if any, in respect of the Preferred Stock, any series of Preferred Stock or any rights pertaining thereto, and the qualification, limitations or restrictions on the Preferred Stock, any series of Preferred Stock or any rights pertaining thereto, shall be those set forth in the resolution or resolutions providing for the issuance of the Preferred Stock or such series of Preferred Stock adopted at any time and from time to time by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors of the Corporation (the "Board") at the time of the vote (the "Whole Board") on such resolution or resolutions and filed with the Secretary of State of the State of Delaware. The Board is hereby expressly vested with authority, to the full extent now or hereafter provided by the Law, to adopt any such resolution or resolutions.

SEVENTH: DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of directors shall, at the time of filing of this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation") with the Secretary of State of the State of Delaware (the "Effective Time"), be the number of directors then in office and shall thereafter, subject to any limitations which may be set forth in the By-Laws and subject to the right, if any, of holders of shares of Preferred Stock outstanding to elect additional directors expressly set forth in the resolution or resolutions providing for the issuance of such shares, be such number or such greater or lesser number as may be fixed from time to time and at any time by a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board.

     The directors shall be divided into three classes, each composed of such number of directors as is nearly equal in number as possible; provided, however, that no director who has been designated as a member of a class shall change to a different class or have his membership in a class changed by the Board or the stockholders to a different class if such classes cease to be as nearly equal in number as possible due to the death, resignation or removal of one or more directors of any other class or for any other reason.

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     The Board shall, at or before the first meeting of the Board following the
Effective Time, designate which class each director then serving shall be a member of. The initial term of the first, second and third class shall continue until the due election and qualification of the successor directors who are to be members of such class (which may be one or more of the same directors, if he or they are re-elected) at the first, second and third annual meeting of stockholders following the Effective Time. Thereafter the term of each class shall continue until the due election and qualification of the successor directors who are to be members of such class (which may be one or more of the same directors, if he or they are re-elected) at each third following annual meeting of stockholders.

     Except as otherwise provided in the By-Laws, the election of directors is not required to be conducted by written ballot.

     Except for the right, if any, of holders of shares of Preferred Stock then outstanding to remove one or more directors expressly set forth in the resolution or resolutions providing for the issuance of such shares and except as otherwise required by the law, directors can be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

     Except for the right, if any, of holders of shares of Preferred Stock then outstanding to fill such vacancies expressly set forth in the resolution or resolutions providing for the issuance of such shares and except as otherwise required by the law, any vacancies on the Board resulting from an increase in the authorized number of directors, from death, resignation, retirement, disqualification or removal of a director or from any other event can be filled by a majority vote of the directors then in office (even though they constitute less than a quorum), unless no directors are then in office in which (but only in which) event such vacancies can be filled by the stockholders. The designation of directors filling such vacancies among the three classes shall be made by the Board at the time such vacancies are filled. The term of a director elected to fill such a vacancy shall continue until the due election and qualification of his successor (which may be such director, if he is re-elected) at the annual meeting of stockholders at which the term of members of his class expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     In connection with managing the business and affairs of the Corporation, including, but not limited to, determining whether and to what extent any action may be in the best interests of the Corporation or the stockholders, approving or disapproving any action or determining whether to make any recommendation and what recommendation to make to stockholders with respect to any matter, each director and the Board (and any committee of the Board) may consider: (i) the long-term and short-term interests of the employees, suppliers, creditors and customers of the Corporation and its subsidiaries; (ii) the long-term and short-term interests of the communities in which the Corporation and its subsidiaries conduct any business or other activities; and (iii) the long-term and short-term interests of the Corporation, its subsidiaries and the stockholders, including the possibility that such interests may best be served by the continued independence of the Corporation.

EIGHTH: VOTING

     Except for the right, if any, of holders of shares of Preferred Stock then outstanding to cumulate votes expressly set forth in the resolution or resolutions providing for the issuance of such shares, cumulative voting is not permitted with respect to the election of directors.

     Except as otherwise permitted with respect to meetings consisting solely of, and actions required or permitted to be taken at meetings consisting solely of, holders of shares of Preferred Stock then outstanding as expressly set forth in the resolution or resolutions providing for the issuance of such

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shares, (i) any action required or permitted to be taken by the stockholders must be taken at a duly called and convened meeting of stockholders and cannot be taken by consent in writing and (ii) special meetings of stockholders can be called only (a) by or at the direction of the Board pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board,
(b) by or at the direction of a committee of the Board which has been expressly authorized by the Board pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board to call special meetings of stockholders or (c) by the chief executive officer or president of the Corporation.

NINTH: BY-LAWS

     All or any part of the By-Laws of the Corporation (the "By-Laws") may be amended, modified or repealed and new By-Laws may be adopted at any time and from time to time pursuant to (but only pursuant to) a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, but subject to the power of the holders of shares of capital stock of the Corporation then outstanding to adopt, amend, modify or repeal the By-Laws as provided in the next paragraph and to the limitations set forth in the By-Laws at the Effective Time.

     All or any part of the By-Laws may be amended, modified or repealed and new By-Laws may be adopted by the stockholders upon (but only upon) the affirmative vote of holders of at least 75% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

TENTH: EXCULPATION

     A director shall not be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Law and (iv) for any transaction from which such director derives an improper personal benefit. If the Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Law, as so amended. No repeal or modification of this Article TENTH shall adversely affect any right of or protection afforded to a director prior to such repeal or modification.

ELEVENTH: AMENDMENTS

     Notwithstanding any other provision contained in this Certificate of Incorporation and notwithstanding that a lesser percentage may be specified by law, the By-Laws or otherwise, Articles SEVENTH, EIGHTH, NINTH and TENTH of this Certificate of Incorporation and this Article ELEVENTH shall not be amended or repealed, and no provision inconsistent therewith or providing for cumulative voting in the election of directors shall be adopted, unless such adoption, amendment or repeal is approved by the affirmative vote of holders of at least 75% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

     Subject to the immediately preceding paragraph of this Article ELEVENTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained herein in the manner now or hereafter prescribed by law.

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TWELFTH: COMPROMISE

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation on this 28th day of May, 1997.


                                               /s/ Zvi N. Raskin
                                               ------------------------
                                               Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SCHICK TECHNOLOGIES, INC.

     Pursuant to Section 242 of the Delaware General Corporation Law, Schick Technologies, Inc., a Delaware corporation, hereby submits the following amendment to its Amended and Restated Certificate of Incorporation:

     1.  The  name  of  the  corporation  is  Schick  Technologies,   Inc.  (the
"Corporation").

     2. The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is April 25, 1997. The date on which the original Certificate of Incorporation was Amended and Restated is May 29, 1997.

     3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article SIXTH thereof and by substituting in lieu of said first paragraph the following new paragraph:

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     "SIXTH: CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty-two million five hundred thousand (52,500,000), of which fifty million (50,000,000) shall be common stock, par value $.01 per share (the "Common Stock"), and two million five hundred thousand (2,500,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock")."

     4. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     I, Zvi N. Raskin, Secretary of the Corporation, for the purpose of amending the Corporation's Amended and Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 21st day of December, 2001.


                                               /S/ Zvi N. Raskin
                                               ------------------------
                                               By: Zvi N. Raskin
                                               Title: Secretary